UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2016

CAFEPRESS INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35468 (Commission file number)	94-3342816 (IRS Employer Identification No.)

6901 A Riverport Drive, Louisville, Kentucky 40258 (Address of principal executive offices, including zipcode)

(502) 995-2268 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 22, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of CafePress Inc. (the “Company”) approved the adoption of the Company’s Executive Equity Incentive Program (the “EEIP”), pursuant to which the Company’s named executive officers (“NEOs”) may earn variable equity earn-outs based on the Company achieving certain key performance metrics over a 36-month period from January 1, 2016 through December 31, 2018 (the “Performance Period”). The EEIP was adopted under the Company’s 2012 Stock Incentive Plan, which was previously approved by the stockholders of the Company. A summary of the terms and applicable award opportunities granted by the Committee to the NEOs is provided below. The summary of the terms of the EEIP below does not purport to be complete and is qualified in its entirety by references to the Form of Restricted Stock Unit (“RSU”) and Form of Performance-Based Stock Option (“PSO”) agreements attached as Exhibits 10.1A and 10.1B, which are incorporated herein by reference.

Executive Equity Incentive Program

EEIP – General

The Committee has established the EEIP, with an initial grant and final earn-out to the Company’s NEOs based upon the Company’s performance on certain key metrics over a 36-month period from January 1, 2016 through December 31, 2018, as well as continuing service to the Company.

The purpose of the EEIP is to provide the eligible participants, including the NEOs, with long-term incentives on a regular and predictable basis.

The EEIP is intended to be a variable incentive program under the Company’s 2012 Stock Incentive Plan. Eligible participants (as determined by the Committee) may be members of the Company’s senior executive team and/or such other executives and key contributors as the Committee may designate from time to time. No employee of the Company will have an automatic right to participate in the EEIP.

Awards granted to eligible employees under the EEIP may be in the form of a RSU or a PSO, or both. As and to the extent determined by the Committee as part of the annual compensation planning process for participants, the Company’s Chief Executive Officer (“CEO”) may participate in the EEIP, as it may be amended from time to time.

EEIP – Awards

On Friday, April 22, 2016, the Committee approved awards to the NEOs. The awards included RSUs and PSOs as follows:

	RSUs		PSOs		Total
	$	#	$	#	$	#
Fred E. Durham, III	269,280	72,000	467,600	280,000	736,880	352,000
Maheesh Jain	82,280	22,000	115,230	69,000	197,510	91,000
Garett Jackson	82,280	22,000	115,230	69,000	197,510	91,000

(1)
The market value of the time-vesting RSUs, in the above table, was calculated utilizing the closing price of PRSS as of April 22, 2016 ($3.74) multiplied by the total number of time-vesting RSUs granted.

(2)
The grant date fair value for each PSO ($1.67/per unit), in the above table, was calculated utilizing the assumptions underlying a volatility methodology, taking a blended volatility based on a weighted average of the historical volatility for CafePress with that of the most recent peer volatility. The PSOs, in the above table, represent the target opportunity, and corresponding fair value, available to the NEOs should the Company achieve the pre-determined performance metrics. Based upon actual performance, the PSOs that actually vest may be less than the PSOs listed in the table above.

RSUs

With respect to the RSUs, for the awards noted above, the vesting date (each a “Vesting Date”) for the RSUs is as follows: one-fourth (1/4) of any RSUs will vest on December 31, 2016, December 31, 2017, December 31, 2018, and December 31, 2019, respectively. The Company intends to settle the vested RSUs in shares of Company common stock.

Treatment of RSUs upon certain events of termination and change in control are provided in the RSU Agreement. Subject to special consideration given for such different termination, a participant must be currently employed by the Company (or one of its subsidiaries, if any) on a Vesting Date to vest in a RSU award that vest on such Vesting Date.

PSOs

With respect to the PSOs, for purposes of the EEIP, with respect to the awards listed above, performance will be measured using the following three measures (assessed annually for pro-rata vesting and cumulatively over the 36-month performance period) (the “Performance Metrics”) as of the end of the Performance Period:

1)	Revenue (40% weight).
Revenue shall be measured annually, to determine pro-rata vesting, and will be derived from the Company’s consolidated financial statements prepared pursuant to generally accepted accounting principles (“GAAP”) as in effect from time to time and reported in the Company’s annual report on Form 10-K.

2)	Earnings before Interest, Tax, Depreciation and Amortization (“EBITDA”) (40% weight).
Cumulative EBITDA, i.e. the sum of EBITDA over the Performance Period relative to the goals set for each measurement period, will be derived from the Company’s consolidated financial statements prepared pursuant to GAAP as in effect from time to time and reported in the Company’s annual report on Form 10-K, or on Form 10-Q;

3)	Free Cash Flow (20% weight).
Cumulative Free Cash Flow (defined by the Company as operating cash flow minus capital expenditures, for a reporting period) over the Performance Period will also be derived from the Company’s consolidated financial statements prepared in accordance with GAAP, as in effect from time to time and reported in the Company’s annual report on Form 10-K, or on Form 10-Q.

The maximum number of PSOs that may be earned during the Performance Period is 100%. The Committee will review performance achieved on each Performance Metric annually and at the end of the Performance Period. The earn-out for each Performance Metric will be determined by a curve. Achievement between points will be interpolated.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

10.1A	Form of EEIP Restricted Stock Unit Agreement
10.1B	Form of EEIP Performance-Based Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CAFEPRESS INC.
April 26, 2016	/s/ Ekumene M. Lysonge
By: Ekumene M. Lysonge Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.    Description

10.1A        Form of Restricted Stock Unit Agreement
10.1B        Form of Performance-Based Stock Option Agreement